DORAL ENERGY CORP.

2009 STOCK INCENTIVE PLAN

ARTICLE 1.
THE PLAN

1.1 Title

This plan is entitled the “2009 Stock Incentive Plan” (the "Plan") of Doral Energy Corp., a Nevada corporation (the "Company”).

1.2 Purpose

The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company and any Related Company, as defined below, to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company or a Related Company.

ARTICLE 2.
DEFINITIONS

The following terms will have the following meanings in the Plan:

"Award" means any Option Award or Stock Award.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in the instrument evidencing the award or in an employment or services agreement between the Company or a Related Company and a Participant, means a material breach of the employment or services agreement, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Common Stock" means the shares of common stock, par value $0.001 per share, of the Company.

“Consultant” means any consultant, agent, advisor or independent contractor who provides services to the Company or a Related Company, but does not include an officer, director or employee of the Company.

"Consultant Participant" means a Participant who is defined as a Consultant Participant in Article 5.

"Corporate Transaction," unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Company or a Related Company and a Participant, means consummation of either:

(a)	a merger or consolidation of the Company with or into any other corporation, entity or person or

(b)

a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company's outstanding securities or all or substantially all the Company's assets; provided, however, that a Corporate Transaction shall not include a Related Party Transaction.

"Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of twelve (12) months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.

"Employment Termination Date" means, with respect to a Participant, the first day upon which the Participant no longer has an employment or service relationship with the Company or any Related Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the per share value of the Common Stock determined as follows:

(a)

if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market, the lesser of (i) the closing price per share on the date immediately preceding the Grant Date, or (ii) the average closing price per share as quoted on the principal exchange on which the Common Stock is traded or as reported by the NASDAQ National Market, as the case may be, during the ten (10) trading days immediately preceding the Grant Date;

(b)

if the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Capital Market, the OTC Bulletin Board service or the Pink Sheets, the lesser of (i) the closing price per share on the date immediately preceding the Grant Date, or (ii) the average of the closing bid and ask prices per share for the Common Stock as quoted by the NASDAQ Capital Market, the OTC Bulletin Board or the Pinks Sheets, as the case may be, during the ten (10) trading days immediately preceding the Grant Date; or

(c)	if there is no such reported market for the Common Stock for the date in question, then an amount determined in good faith by the Plan Administrator.

"Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

"Incentive Stock Option" means an Option Award granted with the intention, as reflected in the instrument evidencing the Option, that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

"Non-Qualified Stock Option" means an Option Award other than an Incentive Stock Option.

"Option Award" means an Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

"Option Expiration Date" has the meaning set forth in Article 7.6.

"Option Term" has the meaning set forth in Article 7.3.

"Participant" means the person to whom an Award is granted and who meets the eligibility requirements imposed by Article 5, including Consultant Participants, as defined in Article 5.

"Plan Administrator" has the meaning set forth in Article 3.1.

"Related Company" means any entity that is a subsidiary or parent of the Company.

"Related Party Transaction" means (a) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the Successor Corporation immediately after the merger; (b) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company's assets to a wholly-owned subsidiary corporation; (c) a mere reincorporation of the Company; or (d) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company's securities immediately before such transaction.

"Retirement," unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual's normal retirement date under the Company's 401(k) plan or other similar successor plan applicable to salaried employees.

"Securities Act" means the Securities Act of 1933, as amended.

"Stock Award" means an Award of shares of Common Stock or units denominated in Common Stock granted under Article 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

"Successor Corporation" has the meaning set forth in Article 12.3.

ARTICLE 3.
ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board or a committee appointed by, and consisting of two or more members of, the Board (the "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "Non-Employee Directors" as contemplated by Rule 16b-3 under the Exchange Act. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. If, any time, no committee has been appointed to administer the Plan, then the Board will be the Plan Administrator.

3.2 Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

ARTICLE 4.
STOCK SUBJECT TO THE PLAN

4.1 Authorized Number of Shares

Subject to adjustment from time to time as provided in this Article 4.1 and in Article 12.1, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 1,700,000 shares. At any time after August 1, 2009, and from time to time thereafter, the Board may increase the maximum aggregate number of shares of Common Stock available for issuance under the Plan, provided that the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall at no time be greater than 10% of the total number of shares of Common Stock outstanding.

4.2 Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or settlement of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan. In the event shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan; provided, however, that the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the share number stated in Article 4.1, subject to adjustment from time to time as provided in Article 4.1 and in Article 12.1.

ARTICLE 5.
ELIGIBILITY

5.1 Eligible Participants

An Award may be granted to any officer, director or employee of the Company or a Related Company that the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor who provides services to the Company or any Related Company (a “Consultant Participant”), so long as such Consultant Participant (a) is a natural person; (b) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction; and (c) does not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE 6.
AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination with other Awards under the Plan.

6.2 Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

ARTICLE 7.
OPTION AWARDS

7.1 Grant of Options

The Plan Administrator shall have the authority, in its sole discretion, to grant Option Awards to Participants as Incentive Stock Options or as Non-Qualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option Award shall be as determined by the Plan Administrator, provided that the exercise price for Option Awards granted to Participants shall not be less than:

(a)	the minimum exercise price required by Article 8.3 with respect to Incentive Stock Options; and

(b)	85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Non-Qualified Stock Options.

7.3 Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option Award, the maximum term of an Option Award (the "Option Term") shall be as established for that Option Award by the Plan Administrator or, if not so established, shall be ten (10) years from the Grant Date.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option Award the time at which, or the installments in which, the Option Award shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time.

The Plan Administrator, in its sole discretion, may adjust the vesting schedule of an Option Award held by a Participant who works less than "full-time" as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent an Option Award has vested and become exercisable, the Option Award may be exercised in whole or from time to time in part by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option Award is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan

Administrator, accompanied by payment in full as described in Article 7.5. An Option Award may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option Award shall be paid in full to the Company by the delivery of consideration equal to the product of the Option Award exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be delivered in the form of a check or bank draft or other method of payment or some combination thereof as the Plan Administrator may determine is acceptable for that purchase.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth, in each instrument that evidences an Option Award, whether the Option Award shall continue to be exercisable, and the terms and conditions of such exercise, if the Participant ceases to be employed by, or to provide services to, the Company or a Related Company, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option Award, the Option Award shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)	Except as otherwise set forth in this Article 7.6, any portion of an Option Award that is not vested and exercisable on the Employment Termination Date shall expire on such date.

(b)	Any portion of an Option Award that is vested and exercisable on the Employment Termination Date shall expire on the earliest to occur of:

(i)

if the Participant's Employment Termination Date occurs by reason of retirement, resignation or for any other reasons other than for Cause, Disability or death, the day which is thirty (30) days after such Employment Termination Date;

(ii)	if the Participant's Employment Termination Date occurs by reason of Disability or death, the day which is six (6) months after such Employment Termination Date; and

(iii)	the last day of the Option Term (the "Option Expiration Date").

Notwithstanding the foregoing, if the Participant dies after his or her Employment Termination Date, but while an Option Award is otherwise exercisable, the portion of the Option Award that is vested and exercisable on such Employment Termination Date shall expire upon the earlier to occur of: (A) the Option Expiration Date, and (B) the day which is six (6) months after the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, all Option Awards granted to that Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option Award shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after the Participant's relationship with the Company or a Related Company has ended, any Option Award then held by the

Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(c)

Unless the Plan Administrator determines otherwise, upon a termination of the Participant’s status as an employee, officer, director or Consultant of the Company or any Related Company (the “Original Position”), other than a termination for Cause, death or Disability, the Participant shall be deemed not to have ceased to be employed by or to have ceased providing services to the Company or any Related Company, provided that the Participant acts as an employee, officer, director or Consultant of the Company or a Related Company eligible to receive an Award under the provisions of Article 5, in another capacity, immediately upon the termination of the Original Position.

(d)	The effect of a Company-approved leave of absence on the application of this Article 7 shall be determined by the Plan Administrator, in its sole discretion.

(e)

If a Participant's employment or service relationship with the Company or a Related Company terminates by reason of Disability or death, the Option Award shall become fully vested and exercisable for all the shares subject to the Option Award. Such Option Award shall remain exercisable for the time period set forth in this Article 7.6.

ARTICLE 8.
ADDITIONAL TERMS FOR INCENTIVE STOCK OPTIONS

Notwithstanding any other provisions of the Plan, and to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Non-Qualified Stock Option. In the event the Participant holds two or more such Option Awards that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Option Awards are granted.

8.2 Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.3 Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a "Ten Percent Stockholder"), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4 Exercisability

An Option Award designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option Award) (a) more than three (3) months after the Employment Termination Date if termination was for reasons other than death or disability, (b) more than one (1) year after the Employment Termination Date if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

8.5 Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date and one (1) year after the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.6 Code Definitions

For the purposes of this Article 8, "parent corporation," "subsidiary corporation" and "disability" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

ARTICLE 9.
STOCK AWARDS

9.1 Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation:

(a)

the value of the shares of Common Stock to be issued pursuant to the Stock Award by the Plan Administrator to a Participant, provided that value of the shares of Common Stock used in the determination of any Stock Award granted shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date;

(b)

the price to be paid by the Participant or the amount and nature of services to be provided by the Participant to the Company in consideration of the Stock Award, including the value of any services provided;

(c)	the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions; and

(d)	the circumstances under which repurchase or forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.3 Types of Stock Awards

The type of Stock Awards that may be granted by the Plan Administrator shall include, but shall not be limited to, the following types of Stock Awards:

(a)	Restricted Stock Awards, whereby the Company sells shares of Common Stock to a Participant that is subject to restrictions;

(b)

Compensation Stock Awards, whereby the Company issues shares of Common Stock to a Participant as compensation for services provided or to be provided by the Participant pursuant to an employment or consultant agreement;

(c)	Bonus Stock Awards, whereby the Company issues shares of Common Stock in consideration for services rendered to the Company by a Participant.

The value of the shares of Common Stock used in the determination of any Stock Award granted by the Plan Administrator to a Participant shall not be less than 85% of Fair Market Value of the Common Stock on the Grant Date.

9.2 Vesting

Notwithstanding the provisions of Article 9.1, unless the Plan Administrator expressly determines otherwise, all Stock Awards will be deemed to be “vested” as of the Grant Date.

9.3 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.4 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

ARTICLE 10.
WITHHOLDING

10.1 General

The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10.2 Payment of Withholding Obligations in Cash or Shares

The Plan Administrator may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a portion of any shares of Common Stock that would otherwise be issued to the Participant having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate), or (d) surrendering any shares of Common Stock that the Participant previously acquired having a value equal to the tax withholding obligations (up to the employer's minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months).

ARTICLE 11.
ASSIGNABILITY

Neither an Option Award, an unvested Stock Award nor any interest therein may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, Option Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Option Award or Stock Award or may permit a Participant to designate a beneficiary who may exercise an Option Award or receive payment under an Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and those contained in the instrument evidencing the Award.

ARTICLE 12.
ADJUSTMENTS

12.1 Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure, including, without limitation, a Related Party Transaction, results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan as set forth in Article 4, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Article 12.1 but shall be governed by Articles 12.2 and 12.3, respectively.

12.2 Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Option Awards and Stock Awards denominated in units shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting provision, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3 Corporate Transaction

Options

(a)

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing an Option (or in a written employment or services agreement between a Participant and the Company or Related Company) and except as provided in subsection

(b) below, each outstanding Option shall be assumed or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the "Successor Corporation").

(b)

If, in connection with a Corporate Transaction, the Successor Corporation refuses to assume or substitute for an Option, then each such outstanding Option shall become fully vested and exercisable with respect to 100% of the unvested portion of the Option. In such case, the Plan Administrator shall notify the Participant in writing or electronically that the unvested portion of the Option specified above shall be fully vested and exercisable for a specified time period. At the expiration of the time period, the Option shall terminate, provided that the Corporate Transaction has occurred.

(c)

For the purposes of this Article 12.3, the Option shall be considered assumed or substituted for if following the Corporate Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator and its determination shall be conclusive and binding.

(d)	All Options shall terminate and cease to remain outstanding immediately following the Corporate Transaction, except to the extent assumed by the Successor Corporation.

12.4 Further Adjustment of Awards

Subject to Articles 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change of control that is the reason for such action.

12.5 Limitations

The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

ARTICLE 13.
AMENDMENT AND TERMINATION

13.1 Amendment or Termination of Plan

The Board may suspend, amend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2 Term of Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years after the earlier of the Plan's adoption by the Board and approval by the stockholders.

13.3 Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant's consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Article 12 shall not be subject to these restrictions.

ARTICLE 14.
GENERAL

14.1 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

14.2 No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

14.3 Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.4 No Rights as a Stockholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

14.5 Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

14.6 Participants in Other Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

14.7 No Trust or Fund

The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.8 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.9 Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Nevada without giving effect to principles of conflicts of law.

ARTICLE 15.
EFFECTIVE DATE

The effective date is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board's adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Non-Qualified Stock Options.